EXHIBIT 16.1




   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C.  20549

   RE:  MAUI U.S.A., INC.
        COMMISSION FILE NUMBER 033-55254-34

                                                          June 26, 1997

   Gentlemen:

   We have read the statements made by Maui U.S.A., Inc. (copy attached), which we understand have been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                 Very truly yours,



                                 /s/ Coopers & Lybrand L.L.P.

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                     FORM 8-K

                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  JUNE 25, 1997


                                  MAUI USA INC.
                (Exact Name of Registrant as Specified in Charter)


               NEVADA             33-55254-34          87-0485322
          (State or Other      (Commission File     (I.R.S. Employer
          Jurisdiction of           Number)          Identification
           Incorporation)                                Number)


             505 FRONT STREET, SUITE 233, LAHAINA, MAUI, HAWAII 96761
              (Address of Principal Executive Offices)    (Zip Code)

                     Registrant's telephone number, including
                            area code:  (808) 667-0647
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   ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

   (a)    Previous independent accountants

   (i) On June 19, 1997, Coopers & Lybrand LLP ("C&L") resigned as the independent accountants of Maui U.S.A. Inc. (the "Registrant"). As reported by the Registrant on Form 8-K dated May 9, 1997, as amended by Form 8-K/A dated June 25, 1997 (the "Prior Form 8-K"), C&L were engaged as the Registrant's Independent accountants on May 9, 1997. As also reported in the Prior Form 8-K, Price Waterhouse LLP ("PW") were the Registrant's previous independent accountants.

   (ii) During their period of engagement as the Registrant's independent accountants, C&L did not conduct an audit or report on any financial statements of the Registrant for any period. As reported in the Prior Form 8-K, the reports of PW on the financial statements for the years ended December 31, 1996 and December 31, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report on the financial statements for the year ended December 31, 1995 contained an explanatory paragraph expressing substantial doubt about the entity's ability to continue as a going concern.

   (iii)  Not applicable.

   (iv) C&L resigned prior to completing its review of the unaudited financial statements for the quarter ended March 31, 1997 which included a review of the Company's capitalization of project related costs, about which C&L expressed an initial difference of opinion based on incomplete facts which would impact periods in the years ended December 31, 1996 and 1995. C&L resigned prior to the resolution of the initial difference of opinion. The Registrant believes, and PW concurs, that the Company's application of its policy is reasonable and appropriate in the circumstances. As reported in the Prior Form 8-K, in connection with its audits for the two most recent fiscal years and through May 9, 1997, there were no disagreements with PW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PW would have caused them to make a reference thereto in their report on the financial statements for such years.

   (v)    Not applicable.

   (vi) The Registrant has requested that C&L furnish it with a letter addressed to the SEC stating whether or not they agree with the above statements. A copy of such letter will be filed as an Exhibit to this Form 8-K when received.

   (b)    New independent accountants

          The Registrant re-engaged PW as its independent accountants as of June 19, 1997.

                                    SIGNATURES


        In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


   Dated: June 25, 1997          MAUI USA INC.



                                 By: /s/ Myron O. Kirkeby
                                     --------------------
                                     Myron O. Kirkeby
                                     President, Chief Executive
                                     Officer and Treasurer